As filed with the Securities and Exchange Commission on December 17, 1996
                                             Registration No. 333-______________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933
                              --------------------

                             HEALTHSOUTH Corporation
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------

            Delaware                                   63-0860407
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)


               Two Perimeter Park South, Birmingham, Alabama 35243
                (Address of Principal Executive Offices) (Zip Code)


                                 READICARE, INC.
                             1991 STOCK OPTION PLAN
                                 READICARE, INC.
                                STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           (Full Titles of the Plans)

          RICHARD M. SCRUSHY                                    Copy to:
         Chairman of the Board
      and Chief Executive Officer                        WILLIAM W. HORTON, ESQ.
        HEALTHSOUTH Corporation                Senior Vice President and Corporate Counsel
       Two Perimeter Park South                          HEALTHSOUTH Corporation
       Birmingham, Alabama 35243                        Two Perimeter Park South
(Name and address of agent for service)                Birmingham, Alabama  35243
            (205) 967-7116                                   (205) 967-7116
          (Telephone number, including area code, of agent for service)
                              --------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
         Title of                                              Proposed Maximum            Proposed Maximum               Amount of
        Securities                 Amount to be                 Offering Price            Aggregate Offering            Registration
     to be Registered             Registered (1)                 per Share (2)                 Price (2)                   Fee (2)
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, Par
   Value $.01 Per Share           185,351 shares                     N/A                     $ 2,134,547.10               $ 646.84

====================================================================================================================================

(1) The amount being registered represents 185,351 authorized and unissued shares reserved for issuance upon the exercise of options issued under the Plans and outstanding as of December 17, 1996.
(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1933, the maximum aggregate offering price and the registration fee are based on the aggregate exercise price of options outstanding under the Plans, which individual exercise prices range from $6.72 to $26.81 per share.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.           Incorporation of Certain Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by HEALTHSOUTH Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

          3. The Company's Current Report on Form 8-K filed January 3, 1996, as amended (relating to the acquisition of Advantage Health Corporation ("Advantage Health")).

          4. The Company's Current Report on Form 8-K filed January 8, 1996 (relating to the acquisition of Advantage Health).

          5. The Company's Current Report on Form 8-K filed January 10, 1996 (relating to the acquisition of Sutter Surgery Centers, Inc.).

          6. The  Company's  Current  Report on Form 8-K filed  January 17, 1996
     (relating  to  the   consummation  of  the  acquisition  of  Surgical  Care
     Affiliates, Inc. ("SCA")).

          7. The Company's Current Report on Form 8-K filed March 29, 1996 (relating to the consummation of the acquisition of Advantage Health).

          8. The Company's Current Report on Form 8-K filed March 20, 1996 (reporting combined earnings of HEALTHSOUTH and SCA for February 1996).

          9. The Company's Current Report on Form 8-K filed May 20, 1996 (reporting combined earnings of HEALTHSOUTH and Advantage Health for April
     1996).

          10. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed August 26, 1989.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.

         Not applicable.


Item 5.           Interests of Named Experts and Counsel.

         Not applicable.


Item 6.           Indemnification of Directors and Officers.

         In June 1986, Delaware enacted legislation which authorized corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care". Under prior Delaware law, directors were accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the 1986 statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Numerous complaints, not involving the Company, alleging breach of directors' duty of care have been filed in connection with corporate mergers and acquisitions, and the 1986 statute limits available remedies of stockholders in connection with these transactions as well as in other circumstances. The 1986 statute has no effect on a director's liability for: (a) breach of the director's duty of loyalty; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) a corporation's illegal payment of dividends; and (d) approval of any transaction from which the director derives an improper personal benefit.

         Pursuant to this Delaware statute, the Company has included in its Restated Certificate of Incorporation, which became effective on October 1, 1986, a provision to eliminate the personal liability of its Directors for monetary damages for breach or alleged breach of their duty of care. In addition, the Company's Bylaws provide that the Company shall indemnify its Directors and officers to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company believes that these provisions are necessary to attract and retain qualified persons as Directors and officers.

         At present, there is no pending litigation or proceeding involving a Director or officer of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification by any Director or officer.

Item 7.           Exemption from Registration Claimed.

         Not applicable.


Item 8.           Exhibits.

         Exhibits (numbered in accordance with Item 601 of Regulation S-K).


          Exhibit No.                          Exhibit

             4(a) ReadiCare, Inc. 1991 Stock Option Plan, filed as an exhibit to ReadiCare, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 29, 1992, is incorporated herein by reference.

             4(b) ReadiCare, Inc. Stock Option Plan for Non-Employee Directors, as amended, filed as an exhibit to ReadiCare, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 29, 1992 and as an exhibit to ReadiCare, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 28, 1994, is hereby incorporated herein by reference.

               5          Opinion of Haskell Slaughter & Young, L.L.C.

              23          Consent of Ernst & Young LLP.

              24          Powers of Attorney (See Signature Page).

Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 17, 1996.

                                        HEALTHSOUTH Corporation


                                        By   /s/ RICHARD M. SCRUSHY
                                          ---------------------------------
                                                  Richard M. Scrushy
                                                 Chairman of the Board
                                              and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                      Capacity                                Date
               ---------                                      --------                                ----

          /s/ RICHARD M. SCRUSHY                        Chairman of the Board                   December 17, 1996
-----------------------------------------            and Chief Executive Officer
           (Richard M. Scrushy)                             and Director


            /s/ AARON BEAM, JR.                     Executive Vice President and                December 17, 1996
-----------------------------------------              Chief Financial Officer
             (Aaron Beam, Jr.)                      (Principal Financial Officer)


           /s/ WILLIAM T. OWENS                 Senior Vice President and Controller            December 17, 1996
-----------------------------------------          (Principal Accounting Officer)
            (William T. Owens)


          /s/ RICHARD F. CELESTE                              Director                          December 17, 1996
-----------------------------------------
           (Richard F. Celeste)


          /s/ JOHN S. CHAMBERLIN                              Director                          December 17, 1996
-----------------------------------------
           (John S. Chamberlin)


            /s/ C. SAGE GIVENS                                Director                          December 17, 1996
-----------------------------------------
             (C. Sage Givens)


        /s/ CHARLES W. NEWHALL III                            Director                          December 17, 1996
-----------------------------------------
         (Charles W. Newhall III)



                                      II-5




           /s/ GEORGE H. STRONG                               Director                          December 17, 1996
-----------------------------------------
            (George H. Strong)


          /s/ PHILLIP C. WATKINS                              Director                          December 17, 1996
-----------------------------------------
           (Phillip C. Watkins)



           /s/ JAMES P. BENNETT                               Director                          December 17, 1996
-----------------------------------------
            (James P. Bennett)


            /s/ LARRY R. HOUSE                                Director                          December 17, 1996
-----------------------------------------
             (Larry R. House)


           /s/ ANTHONY J. TANNER                              Director                          December 17, 1996
-----------------------------------------
            (Anthony J. Tanner)


            /s/ P. DARYL BROWN                                Director                          December 17, 1996
-----------------------------------------
             (P. Daryl Brown)


            /s/ JOEL C. GORDON                                Director                          December 17, 1996
-----------------------------------------
             (Joel C. Gordon)


         /s/ RAYMOND J. DUNN, III                             Director                          December 17, 1996
-----------------------------------------
          (Raymond J. Dunn, III)


                                      II-6